Exhibit 10.2

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.
Execution Version
THIRD AMENDMENT TO LOAN AGREEMENT
This THIRD AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated and effective as of June 30, 2023 (the “Third Amendment Effective Date”), by and among AKEBIA THERAPEUTICS, INC., a Delaware corporation (as “Borrower”), BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales (as the “Collateral Agent”), BPCR LIMITED PARTNERSHIP, a limited partnership established under the laws of England and Wales (as a “Lender”), and BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP, a Cayman Islands exempted limited partnership (as a “Lender”).
Recitals
A.    Collateral Agent, Lenders, Borrower and the other Credit Parties thereunder have entered into that certain Loan Agreement, dated as of November 11, 2019, and amended by that certain First Amendment and Waiver, dated as of February 18, 2022, and that certain Second Amendment and Waiver, dated as of July 15, 2022 (the “Loan Agreement”).
B.    In accordance with Section 11.5 of the Loan Agreement, Borrower (acting for its own behalf and on behalf of the other Credit Parties other than Parent), Collateral Agent and Lenders desire to amend the Loan Agreement on the terms and conditions set forth herein.
Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement. The rules of interpretation set forth in the first paragraph of Section 13.1 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
2.Amendments to Loan Agreement. With immediate effect from and as of the Third Amendment Effective Date:
a.The Loan Agreement shall be amended by adding as the fourth paragraph in Section 1 of the Loan Agreement the following:
“The Collateral Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Collateral Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Collateral Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.”
b.The Loan Agreement shall be amended by deleting in its entirety Section 2.2(c)(ii) of the Loan Agreement and replacing it as follows:
“(ii)    Upon a Change in Control, Borrower shall promptly, and in any event no later than [**] after the consummation of such Change in Control, notify the Collateral Agent in writing of the occurrence of a Change in Control, which notice shall include [**] (such notice, a “Change in Control Notice”). Borrower shall prepay in full all of the Term Loans advanced by Lenders under this Agreement, no later than [**] after delivery to the Collateral Agent of such Change in Control Notice, in an amount equal to the sum of (A) all unpaid principal and any and all accrued and unpaid interest with respect to the Term Loans (such interest to be calculated based on Term SOFR for the Interest Period during which such Change in Control is consummated), and (B) any and all amounts payable with respect to the prepayment under this Section 2.2(c)(ii) pursuant to Section 2.2(e) or Section 2.2(f) (as applicable), together with any and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents (including pursuant to Section 2.4). The Collateral Agent will promptly notify each Lender of its receipt of the Change in Control Notice, and the amount of such Lender’s Applicable Percentage of such prepayment.”
c.The Loan Agreement shall be amended by adding as Section 2.2(g) of the Loan Agreement the following:
“(g)    Any Makewhole Amount or Prepayment Premium payable as a result of any prepayment of the Term Loans pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), shall be presumed to be the liquidated damages sustained by each applicable Lender as the result of the early redemption and repayment of such Term Loan Notes and Borrower agrees that it is reasonable under the circumstances currently existing. BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE REQUIREMENTS OF LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF ANY MAKEWHOLE AMOUNT OR PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH PREPAYMENT OR ACCELERATION OR OTHERWISE. Borrower expressly agrees that (to the fullest extent it may lawfully do so) that: (i) each Makewhole Amount and Prepayment Premium is reasonable and is the product of an arm’s-length transaction among sophisticated business people, ably represented by counsel; (ii) each Makewhole Amount and Prepayment Premium shall be payable notwithstanding the then-prevailing market rates at the time payment thereof is made; (iii) there has been a course of conduct among Lenders and Borrower giving specific consideration in this transaction for such agreement to pay each Makewhole Amount and Prepayment Premium; and (iv) Borrower shall be estopped hereafter from claiming differently than as agreed to in this Section 2.2(g) and Section 8.6. Borrower expressly acknowledges that its agreement to pay the Makewhole Amount and Prepayment Premium, as the case may be, to applicable Lenders as herein described is a material inducement to such Lenders to make any Credit Extension. Without affecting any of any Lender’s rights or remedies hereunder or in respect hereof, if Borrower fails to pay the applicable Makewhole Amount or Prepayment Premium when due, then the amount thereof shall thereafter bear interest until paid in full at the Default Rate.”

d.The Loan Agreement shall be amended by deleting in its entirety Section 2.3(a)(i) of the Loan Agreement and replacing it as follows:
“(i)    Subject to Section 2.3(b), the principal amount outstanding under each Term Loan shall accrue interest at a per annum rate equal to Adjusted Term SOFR for the Interest Period therefor plus the Applicable Margin (the “Term Loan Rate”), which interest shall be payable quarterly in arrears in accordance with this Section 2.3.”
e.The Loan Agreement shall be amended by adding as Section 2.3(a)(iii) of the Loan Agreement the following:
“(iii)    Interest is due and payable quarterly on each Interest Date, as calculated by the Collateral Agent (which calculations shall be deemed correct absent manifest error), commencing on the Interest Date occurring from and after the Third Amendment Effective Date; provided, however, that if any such date is not a Business Day, the applicable interest shall be due and payable on the first Business Day immediately after such Interest Date.”
f.The Loan Agreement shall be amended by replacing the reference to [**] included in Section 2.3(d) of the Loan Agreement with “[**].”
g.The Loan Agreement shall be amended by deleting in its entirety Section 2.3(e) of the Loan Agreement and replacing it as follows:
“(e)    Conforming Changes. In connection with the use or administration of Term SOFR, the Collateral Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Collateral Agent will promptly notify Borrower and Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.”
h.The Loan Agreement shall be amended by adding as Section 2.3(f) of the Loan Agreement the following:
“(f)    Benchmark Replacement Setting.
(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after [**] (New York City time) on the [**] after the date notice of such Benchmark Replacement is provided to Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Collateral Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
(ii)    Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Collateral Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)    Notices; Standards for Decisions and Determinations. The Collateral Agent will promptly notify Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Collateral Agent will notify Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to sub-clause (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Collateral Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.3(f), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.3(f).
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Collateral Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Collateral Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to sub-clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Collateral Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.”
i.The Loan Agreement shall be amended by deleting the phrase “…the United States of America or any state thereof...” in Section 2.6(d)(i) of the Loan Agreement and replacing it with the phrase “…the United States…”
j.The Loan Agreement shall be amended by deleting in its entirety Section 8.1(f) of the Loan Agreement and replacing it as follows:
“(f)    ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. With respect to any and all Intellectual Property owned or held by any Credit Party and included in Collateral, each Credit Party hereby grants to the Collateral Agent, for the benefit of all Secured Parties, as of the Tranche A Closing Date: (i) an irrevocable, non-exclusive, assignable, royalty-free license or other right to use (and for its agents or representatives to use), without charge, including the right to sublicense, use and practice, any and all such Intellectual Property in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, advertise for sale, sell, assign, license out, convey, transfer or grant options to purchase any Collateral, and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof; and (ii) in connection with the Collateral Agent’s exercise of its rights or remedies under this Section 8.1, each Credit Party’s rights under all licenses and all franchise Contracts inure to the benefit of all Secured Parties;”
k.The Loan Agreement shall be amended by deleting in its entirety Section 8.6 of the Loan Agreement and replacing it as follows:
“8.6    Demand Waiver; Makewhole Amount; Prepayment Premium. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by the Collateral Agent on which Borrower is liable. Borrower acknowledges and agrees that if the maturity of all Obligations shall be accelerated pursuant to Section 8.1(a) by reason of the occurrence of an Event of Default, the applicable Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable, shall become due and payable by Borrower upon such acceleration, whether such acceleration is automatic or is effected by the Collateral Agent’s or any Lender’s declaration thereof, as provided in Section 8.1(a), and shall also become due and payable in the event the Obligations are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other similar means, and Borrower shall pay the applicable Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable, as compensation to Lenders for the loss of its investment opportunity and not as a penalty, and Borrower waives any right to object thereto in any voluntary or involuntary bankruptcy, insolvency or similar proceeding or otherwise.”
l.The Loan Agreement shall be amended by deleting in its entirety the Collateral Agent’s notice details in Section 9 of the Loan Agreement and replacing them as follows:
“BioPharma Credit Plc
c/o Link Group, Company Matters Ltd.
6th Floor
65 Gresham Street
London EC2V 7NQ
United Kingdom
Attn: Company Secretary
Tel: [**]
Fax: [**]
Email: [**]

with copies (which shall not constitute notice) to:

Pharmakon Advisors, LP
110 East 59th Street, #2800
New York, NY 10022
Attn: [**]
Phone: [**]
Fax: [**]
Email: [**]

and

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036-6745
Attn: [**]
Phone: [**]
Fax: [**]
Email: [**]”

m.The Loan Agreement shall be amended by deleting in its entirety Section 11.2(a) of the Loan Agreement and replacing it as follows:
“(a)    Borrower agrees to indemnify and hold harmless each of the Collateral Agent, Lenders and its and their respective Affiliates (and its or their respective successors and assigns) and each manager, member, partner, controlling Person, director, officer, employee, agent or sub-agent, advisor and affiliate thereof (each such Person, an “Indemnified Person”) from and against any and all Indemnified Liabilities; provided, however, that (i) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the bad faith, gross negligence or willful misconduct of such Indemnified Person (or any of such Indemnified Person’s Affiliates or controlling Persons or any of their respective directors, officers, managers, partners, members, agents, sub-agents or advisors), in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (ii) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities if and to the extent such Indemnified Liabilities arise from a material breach of any obligation of such Indemnified Person hereunder, and (iii) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities if and to the extent such Indemnified Liabilities arise from any claim by one Indemnified Person against another Indemnified Person that does not relate to any act or omission of Borrower or any Credit Party (other than against the Collateral Agent or any intercreditor agent in their respective capacities as such), and (iv) no Credit Party shall be liable for any settlement of any claim or proceeding effected by any Indemnified Person without the prior written consent of such Credit Party (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with such consent or if there shall be a final judgment against an Indemnified Person, each of the Credit Parties shall, jointly and severally with each of the other Credit Parties, indemnify and hold harmless such Indemnified Person from and against any loss or liability by reason of such settlement or judgment in the manner set forth in this Agreement. This Section 11.2(a) shall not apply with respect to Taxes other than any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements arising from any non-Tax claim.”

n.The Loan Agreement shall be amended by deleting in its entirety Section 11.12 of the Loan Agreement and replacing it as follows:
“11.12    Electronic Execution of Documents. The words “execution,” “execute,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Requirements of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.”

o.The Loan Agreement shall be amended by deleting in its entirety each of the definitions of Interest Date, Payment Date, Tranche A Closing Date and Tranche B Closing Date in Section 13.1 of the Loan Agreement and replacing them, in alphabetical order, as follows:

““Interest Date” means the last day of each calendar quarter, commencing with the last day of the calendar quarter during which the Third Amendment Effective Date occurs.”
““Payment Date” means, with respect to each Term Loan, (a) the Interest Date occurring on or immediately following each of the following dates: (i) the 33rd-month anniversary of the Closing Date applicable to such Term Loan, (ii) the 36th-month anniversary of such Closing Date, (iii) the 39th-month anniversary of such Closing Date, (iv) the 42nd-month anniversary of such Closing Date, (v) the 45th-month anniversary of such Closing Date, (vi) the 48th-month anniversary of such Closing Date, (vii) the 51st-month anniversary of such Closing Date, (viii) the 54th-month anniversary of such Closing Date, (ix) the 57th-month anniversary of such Closing Date, and (b) the Term Loan Maturity Date, as the context dictates; provided, however, that if any such date is not a Business Day, the applicable payment shall be due and payable on the first Business Day immediately after such Payment Date; provided, further, that in the event Borrower elects to delay amortization pursuant to and subject to the terms of Section 2.2(b)(ii) hereof, “Payment Date” shall mean each of the dates referred to clauses (a)(vi) through (ix) and clause (b) above. Notwithstanding the foregoing, “Payment Date” shall be subject to further adjustment in accordance with Section 2.2(b)(iii) hereof (in which case, for the avoidance of doubt, the first proviso above shall to apply to any such adjusted date).”
““Tranche A Closing Date” means the date on which the Tranche A Loan is advanced by Lenders, which is November 25, 2019.”
““Tranche B Closing Date” means the date on which the Tranche B Loan is advanced by Lenders, which is December 10, 2020.”
p.The Loan Agreement shall be amended by deleting in its entirety each of the definitions of Interest Rate Determination Date and LIBOR Rate in Section 13.1 of the Loan Agreement.
q.The Loan Agreement shall be amended by adding, in alphabetical order, each of the following definitions to Section 13.1 of the Loan Agreement:
““Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided, that, if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.”

““Applicable Margin” means, for any day, as to any Term Loan, a rate per annum equal to seven and one-half percent (7.50%).”
““Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.3(e).”

““Benchmark” means, initially, the Term SOFR Reference Rate; provided, that, if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.3(e).”

““Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Collateral Agent for the applicable Benchmark Replacement Date:

(a)    the sum of (i) Daily Simple SOFR and (ii) [**]; or

(b)    the sum of: (i) the alternate benchmark rate that has been selected by the Collateral Agent giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment;

provided, that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.”

““Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Collateral Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.”

““Benchmark Replacement Date” means a date and time determined by the Collateral Agent in its reasonable discretion, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); and

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that, such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).”

““Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).”

““Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.3(e) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.3(e).”

““Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Collateral Agent decides (after consultation with Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Collateral Agent in a manner substantially consistent with market practice (or, if the Collateral Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Collateral Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Collateral Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).”

““Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Collateral Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for Dollar-denominated bilateral business loans; provided, that, if the Collateral Agent decides that any such convention is not administratively feasible for the Collateral Agent, then the Collateral Agent may establish another convention in its reasonable discretion.”

““Floor” means a rate of interest equal to 2.00% per annum.”

““Periodic Term SOFR Determination Day” has the meaning specified in the definition of Term SOFR.”

““Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.”

““SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.”

““SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).”

““Term SOFR” means, for any day in any calendar month, the Term SOFR Reference Rate for a tenor of three (3) months on the day (such day, the “Periodic Term SOFR Determination Day”) that is [**] prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of [**]. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than [**] prior to such Periodic Term SOFR Determination Day; provided, however, that for purposes of calculating the Term Loan Rate, Term SOFR shall at all times be subject to a cap of 3.35%.”

““Term SOFR Adjustment” means a percentage equal to [**]% per annum.”

““Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Collateral Agent in its reasonable discretion).”

““Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.”

““Third Amendment Effective Date” means June 30, 2023.”

““U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association

recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.”

r.The Loan Agreement shall be amended by deleting in its entirety the notice details of each Lender in Exhibit D of the Loan Agreement and replacing them as follows:
“BPCR LIMITED PARTNERSHIP
c/o Link Group, Company Matters Ltd.
6th Floor
65 Gresham Street
London EC2V 7NQ
United Kingdom
Attn: Company Secretary
Tel: [**]
Fax: [**]
Email: [**]

with copies (which shall not constitute notice) to:

PHARMAKON ADVISORS, LP
110 East 59th Street, #2800
New York, NY 10022
Attn: [**]
Phone: [**]
Fax: [**]
Email: [**]

and
AKIN GUMP STRAUSS HAUER & FELD LLP
One Bryant Park
New York, NY 10036-6745
Attn: [**]
Phone: [**]
Fax: [**]
Email: [**]”

“BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP
c/o BioPharma Credit Investments V GP LLC
c/o Walkers Corporate Limited
190 Elgin Avenue,
George Town, Grand Cayman KY1-9008
Attn: [**]

with copies (which shall not constitute notice) to:

PHARMAKON ADVISORS, LP
110 East 59th Street, #2800
New York, NY 10022
Attn: [**]
Phone: [**]
Fax: [**]
Email: [**]

and

AKIN GUMP STRAUSS HAUER & FELD LLP
One Bryant Park
New York, NY 10036-6745
Attn: [**]
Phone: [**]
Fax: [**]
Email: [**]”

s.The Loan Agreement shall be amended by deleting in its entirety Exhibits B-1 and B-2 to the Loan Agreement and replacing them with Exhibits B-1 and B-2 attached to this Amendment.
3.Representations and Warranties; Reaffirmation; Covenant to Deliver.
a.Borrower hereby represents and warrants to each Lender and the Collateral Agent as follows:
i.Borrower has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated hereby.
ii.This Amendment has been duly executed and delivered by Borrower and is the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity.
iii.The execution, delivery and performance by Borrower of this Amendment have been duly authorized and do not: (A) contravene the terms of any of Borrower’s Operating Documents; (B) violate any Requirements of Law, except to the extent that such violation could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (C) conflict with or result in any breach or contravention of, or require any payment to be made under any provision of any security issued by Borrower or of any agreement, instrument or other undertaking to which Borrower is a party or affecting Borrower or the assets or properties of Borrower or any of its Subsidiaries or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its assets or properties are subject, except to the extent that such conflict, breach, contravention or payment could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (D) require any Governmental Approval, or other action by, or notice to, or filing with, any Governmental Authority (except such Governmental Approvals or other actions, notices and filings which have been duly obtained, taken, given or made on or before the Third Amendment Effective Date and are in full force and effect); (E) require any approval, consent, exemption or authorization, or other action by, or notice to, or filing with, any Person other than a Governmental Authority, including Borrower’s stockholders, members or partners, (except such approvals, consents, exemptions, authorizations, actions, notices and filings which have been or will be duly obtained, taken, given or made on or before the Third Amendment Effective Date and are in full force and effect), except for those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; or (F) constitute a material breach of or a material default under (which such default has not been cured or waived) or an event of default (or the equivalent thereof, however described) under, or could reasonably be expected to give rise to the cancellation, termination or invalidation of or the acceleration of Borrower’s or any Subsidiary’s obligations under, any Material Contract.
iv.Both before and immediately after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.
b.Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.
c.Borrower hereby confirms that all Tranche B Loans have been prepaid in full and acknowledges that neither such Term Loans nor any portion thereof may be re-borrowed.
d.Borrower hereby agrees to deliver to the Collateral Agent, within here (3) Business Days of the Third Amendment Effective Date, originally-signed copies of the Amended and Restated Tranche A Notes, in the form attached as Exhibit B-1 hereto, in replacement of the Tranche A Notes, dated November 25, 2019, issued by Borrower to each Lender (whereupon, the Tranche A Notes, dated November 25, 2019, issued by Borrower to the each Lender shall be treated as cancelled and of no further force or effect and the Lenders shall promptly destroy any and all copies or originals of such Tranche A Notes and confirm the same by email to Borrower), the failure of which such delivery constitutes an Event of Default for all purposes under the Loan Agreement.
4.References to and Effect on Loan Agreement. Except as specifically set forth herein, this Amendment shall not modify or in any way affect any of the terms, conditions, covenants, representations and warranties contained in the Loan Agreement, or any of the rights of the Lenders and the Collateral Agent therein, which shall remain in full force and effect and are hereby ratified and confirmed in all respects. Except as specifically set forth herein, the execution, delivery and effectiveness of this Amendment shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future breaches, violations or defaults of or under any provisions of the Loan Agreement nor constitute a novation of any of the Obligations under the Loan Agreement, (ii) amend, modify or operate as a waiver of any provision of the Loan Agreement or any right, power or remedy of any Lender or the Collateral Agent, or (iii) constitute a course of dealing or other basis for altering the Loan Agreement or any other Loan Document. Except as set forth herein, each of the Lenders and the Collateral Agent reserves all of its rights, powers, and remedies under the Loan Documents and Requirements of Law. On and after the Third Amendment Effective Date, all references in the Loan Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Loan Agreement as amended by this Amendment.
5.Successors and Assigns. This Amendment binds and is for the benefit of Borrower, the other Credit Parties, Lenders and Collateral Agent and each of their respective successors and permitted assigns.
6.Governing Law; Venue; Jury Trial Waiver. This Amendment shall be construed in accordance with and governed by the law of the State of New York. The provisions of Section 10 (Choice of law, Venue and Jury Trial Waiver Etc.) of the Loan Agreement shall apply hereto as if more fully set forth herein as if references therein to “this Agreement” were references to this Amendment.
7.Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for under any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act..
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned hereto have caused this Amendment to be executed as of the date first written above by each of their officers thereunto duly authorized.
BORROWER (on its own behalf and on behalf of each other Credit Party):

AKEBIA THERAPEUTICS, INC.,
a Delaware corporation
By:/s/ David Spellman
Name: David Spellman
Title: Senior Vice President, Chief Financial Officer and Treasurer

[Signature page to Third Amendment]

BIOPHARMA CREDIT PLC,
as Collateral Agent
By: Pharmakon Advisors, LP,
    its Investment Manager
    By: Pharmakon Management I, LLC,
    its General Partner
By_/s/ Pedro Gonzalez de Cosio__________________
Name: Pedro Gonzalez de Cosio
Title: Managing Member
BPCR LIMITED PARTNERSHIP,
as a Lender

By: Pharmakon Advisors, LP,
    its Investment Manager

    By: Pharmakon Management I, LLC,
    its General Partner

By_/s/ Pedro Gonzalez de Cosio__________________
Name: Pedro Gonzalez de Cosio
Title: Managing Member

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP,
as Lender
By:    BioPharma Credit Investments V GP LLC,
    its general partner

    By: Pharmakon Advisors, LP,
    its Investment Manager
By_/s/ Pedro Gonzalez de Cosio__________________
Name: Pedro Gonzalez de Cosio
Title: CEO and Managing Member